EXHIBIT 8.1




                                                 March 17, 1997



         Re:      ContiSecurities Asset Funding Corp.
                  ContiMortgage Home Equity Loan Trust 1997-2
                  Registration Statement on Form S-3 No. 333-19427
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Ladies and Gentlemen:

         We have acted as counsel for ContiSecurities Asset Funding Corp. in connection with the preparation and filing of the registration statement on Form S-3 (such registration statement, the "Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), in respect of ContiMortgage Home Equity Loan Pass-Through Certificates, Series 1997-1 (the "Certificates"). Our advice formed the basis for the description of federal income tax consequences appearing under the heading "Certain Federal Income Tax Consequences" in the prospectus supplement contained in the Registration Statement. Such description does not purport to discuss all possible federal income tax consequences of an investment in Certificates but with respect to those tax consequences which are discussed, it is our opinion that the description is accurate. In addition, assuming (i) the REMIC elections are made, (ii) the Pooling and Servicing Agreement is fully executed, delivered and enforceable against the parties thereto in accordance with its terms, (iii) the transaction described in the prospectus supplement is completed on substantially the terms and conditions set forth therein, and (iv) continuing compliance with the Pooling and Servicing Agreement, it is our opinion that, for federal income tax purposes, the Lower-Tier REMIC and the Upper-Tier REMIC each will be treated as a REMIC, each Class of the Offered Certificates, the Class A-11I0 Certificates and the Class C Certificates will be treated as "regular interests" in the Upper-Tier REMIC and the Class R Certificates will be treated as the sole "residual interest" in the Upper-Tier REMIC. The Lower-Tier Interests A-1 through A-10, A-11I0, M-1F, M-1A, M-2F, M-2A, B-1F, and B-1A Interests will be treated as the "regular interests" in the Lower-Tier REMIC and the uncertified Lower-Tier REMIC Residual Class will be the sole "residual interest" in the Lower-Tier REMIC.


         We hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to the reference to this firm in the Registration Statement and related prospectus supplement under the heading "Certain Federal Income Tax Consequences."

                                                 Very truly yours,

                                                /s/ Arter & Hadden
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                                                  Arter & Hadden